                                 EXHIBIT 99.1

                         INDEPENDENT AUDITORS' REPORT


The Administrator
Mohawk Carpet Corporation
 Retirement Savings Plan:


We have audited the accompanying statements of net assets available for plan benefits of the Mohawk Carpet Corporation Retirement Savings Plan ("Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of or for the year ended December 31, 1997, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


March 27, 1998

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

             Statements of Net Assets Available for Plan Benefits

                          December 31, 1997 and 1996


                                                                  1997                1996
                                                                  ----                ----
Assets:
 Investments (notes 3 and 4):
   Mutual funds, at fair value                                 $27,055,697         16,271,095
   Guaranteed investment contracts, at contract value           33,627,717         32,122,563
   Mohawk Industries, Inc. common stock, at fair value           7,308,908          6,196,168
   Money market funds, at fair value                               759,263            258,980
   Loans to participants, at fair value                          2,546,235          2,442,484
                                                               -----------         ----------
      Total investments                                         71,297,820         57,291,290

 Cash                                                               61,984                  -
 Accrued investment income                                           3,386              1,951
 Contributions receivable from employer                            193,173            162,282
 Contributions receivable from participants                        698,676            632,067
                                                               -----------         ----------
      Total assets                                              72,255,039         58,087,590

Liabilities - accounts payable                                     152,552            202,690
                                                               -----------         ----------

      Net assets available for plan benefits                   $72,102,487         57,884,900
                                                               ===========         ==========

See accompanying notes to financial statements.

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

        Statement of Changes in Net Assets Available for Plan Benefits

                         Year ended December 31, 1997

Additions:
 Investment income:
   Interest and dividends                                      $ 2,983,863
   Net appreciation in fair value of investments:
    Mutual funds                                                 5,486,515
    Mohawk Industries, Inc. common stock                         2,731,782
                                                               -----------
       Net investment income                                    11,202,160

 Contributions from employer                                     2,072,142
 Contributions from participants                                 6,649,342
                                                               -----------
       Total additions                                          19,923,644
                                                               -----------
Deductions:
 Participants' benefits                                          5,681,483
 Administrative expenses                                            24,574
                                                               -----------
       Total deductions                                          5,706,057
                                                               -----------

       Increase in net assets available for plan benefits       14,217,587

Net assets available for plan benefits at beginning of year     57,884,900
                                                               -----------

Net assets available for plan benefits at end of year          $72,102,487
                                                               ===========

See accompanying notes to financial statements.

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                          December 31, 1997 and 1996


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     The following is a summary of significant accounting policies followed by the Plan in preparing its financial statements. The policies are in conformity with generally accepted accounting principles.

     (a)  Basis of Presentation
          ---------------------

          The records of the Plan are maintained on the cash basis of accounting. The accompanying financial statements of the Mohawk Carpet Corporation Retirement Savings Plan (the "Plan") have been prepared on the accrual basis of accounting and present the net assets available for plan benefits and changes in those net assets.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     (b)  Investments
          -----------

          Investments in common trust funds, common stock, money market funds, and loans to participants are stated at fair value based on quoted market prices or as determined by SunTrust Bank (Trustee). Securities transactions are accounted for on a trade date basis.

          Investments in guaranteed investment contracts are payable on demand and are recorded at contract value, which approximates fair value. The contractual interest rates and crediting interest rates ranged from 5.21% to 7.35% at December 31, 1997 and 1996. The average yield on the group annuity contracts was 6.86% and 6.05% for the years ended December 31, 1997 and 1996, respectively. Guaranteed investment contracts are renegotiated at current rates available from insurance companies annually on April 1.

          Realized and unrealized investment gains and losses are included in net appreciation in fair value of investments in the statement of changes in net assets available for plan benefits.

                                                                     (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


(2)  Description of the Plan
     -----------------------

     The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)  General
          -------

          The Plan is a defined contribution plan and covers all employees of Mohawk Carpet Corporation (the "Company"), a wholly owned subsidiary of Mohawk Industries, Inc. The Plan provides for retirement savings to qualified active participants through both participant and employer contributions and is subject to certain provisions of the Employee Retirement Income Security Act of 1974 (ERISA). During 1997, the Plan was amended to allow employees to become eligible to participate in the Plan at the beginning of a calendar month after completing one year of service rather than specific enrollment dates (any January 1, April 1, July 1, or October 1).

          The Plan is administered by an Administrative Committee appointed by the Company. The Administrative Committee is responsible for the control, management, and administration of the Plan and the assets held in trust at SunTrust Bank.

     (b)  Contributions
          -------------

          Contributions to the Plan are made by both participants and the Company. Participants may contribute a maximum of 16% of their gross compensation, subject to certain limitations. During 1997, the Plan was amended to allow participants to allocate their contributions in multiples of 1% to various investment funds of the Plan rather than in multiples of 10%. The employer makes a 50% matching contribution up to the first 4% of each participant's gross compensation contributed to the Plan. The terms of the Plan also provide for discretionary employer profit sharing contributions to the Mohawk Stock Fund for plan participants employed on the last day of the plan year or terminated during the plan year on account of death, disability, or retirement.

     (c)  Participant Accounts
          --------------------

          Each participant's account is credited with their contribution for the period as well as the employer's matching contribution and an allocation of any employer profit sharing contribution. Investment income, realized gains, employer profit sharing contributions, and the change in unrealized appreciation or depreciation on plan investments are credited to participants' accounts monthly based on the proportion of each participant's account balance to the total account balance within each investment fund at the beginning of the month.

          Participant contributions may be invested in one or more of the investment funds available under the Plan at the direction of the participant. During 1997, the Plan was amended to allow monthly valuation of accounts rather than quarterly valuation. As a result of this amendment, several new investment options were available under the Plan. Current investment funds available within the Plan include the following:

          Investment Fund                          Fund Objective
          ---------------                          --------------
          Equity Fund              To deliver capital growth through investments
                                   in the stocks of large, well-known companies.

          Stable Value Fund        To provide a fixed principal value and generate
                                   regular interest payments through investments
                                   in a diversified portfolio of investment
                                   contracts issued by sound financial institutions.

          Balanced Fund            To provide capital growth and current income
                                   while minimizing the risk of principal loss
                                   associated with common stocks by investing in
                                   a changing mix of high-quality stocks and
                                   bonds.

          Index Fund               To track the performance of the Standard and
                                   Poor's 500 Composite Stock Price Index,
                                   which emphasizes stocks of large U.S.
                                   companies.

          International Fund       To provide long-term capital growth through a
                                   flexible policy of investing in stocks and debt
                                   obligations of companies and governments
                                   outside the U.S.

          Mohawk Stock Fund        To provide long-term appreciation through the
                                   ownership of Mohawk Industries shares.

                                                                       (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements



     (d)  Distributions to Participants
          -----------------------------

          Amounts due to participants who have withdrawn from the Plan but have not been paid at December 31, 1997 and 1996 totaled $1,288,860 and $1,032,134, respectively.

          Under the terms of the Plan, participants may make hardship withdrawals from their accounts upon furnishing proof of hardship as specified in the Plan agreement. Participants may also borrow up to 90% of the value of their accounts subject to limitations provided by the Plan. Loans must be paid back to the Plan generally within four years of the loan date.

          Upon termination of employment, the participant's account shall be distributed in a lump-sum cash payment as soon as administratively practicable, unless the participant elects otherwise. A participant may elect to receive his distribution in approximate equal installments over a period designated by the participant, not to exceed the lesser of 15 years or the life expectancy of the last survivor of the participant and his beneficiary.

     (e)  Vesting
          -------

          Participants are immediately vested in their contributions and the Company's matching and discretionary contributions and the income earned on such contributions.

     (f)  Administrative Expenses
          -----------------------

          Certain administrative expenses of the Plan are paid by the Company. These costs include legal, accounting, and certain administrative fees.

(3)  Transactions with Parties-In-Interest
     -------------------------------------

     At December 31, 1997 and 1996, the Plan held investments in trust funds and money market accounts sponsored by the trustee with current values of $23,151,056 and $16,530,075, respectively. The Plan also held investments in 333,162 and 281,644 shares of Mohawk Industries, Inc. common stock at December 31, 1997 and 1996, respectively.

                                                                     (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


(4)  Investments
     -----------

     The following table shows the components of investments:

                                                                1997         1996
                                                                ----         ----
     Mutual funds:
       STI Capital Growth Fund                               $22,391,793  16,271,095
       Dodge & Cox Balanced Fund                               2,119,448           -
       Vanguard Index Fund                                     1,985,222           -
       Templeton Foreign Fund                                    559,234           -
                                                             -----------  ----------
          Total mutual funds                                  27,055,697  16,271,095
                                                             -----------  ----------

     Guaranteed investment contracts:
       Commonwealth Life Guaranteed Investment Contract        3,097,703   3,155,840
       Principal Mutual Life Guaranteed Investment Contract            -   4,037,196
       Sun Life Guaranteed Investment Contract                 3,424,172   3,455,584
       Northwestern National Life Guaranteed
        Investment Contract                                            -   1,475,629
       Confederation Life Guaranteed Investment Contract               -   2,386,373
       CNA Insurance Guaranteed Investment Contact             6,057,002   4,852,712
       New York Life Guaranteed Investment Contract            6,767,385   6,756,126
       Met Life Group Annuity Contract                         2,766,396   2,769,323
       Prudential Insurance Group Annuity Contract             3,203,984   3,233,780
       Travelers Insurance Guaranteed Investment Contract      2,337,866           -
       John Hancock Life Guaranteed Investment Contract        5,973,209           -
                                                             -----------  ----------
          Total guaranteed investment contracts               33,627,717  32,122,563
                                                             -----------  ----------

     Mohawk Industries, Inc. common stock                      7,308,908   6,196,168
     Money market funds - Trustee                                759,263     258,980
     Loans to participants                                     2,546,235   2,442,484
                                                             -----------  ----------

          Total investments                                  $71,297,820  57,291,290
                                                             ===========  ==========

                                                                     (Continued)

                MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                          Notes to Financial Statements


The net assets available for plan benefits and the changes in net assets available for plan benefits at December 31, 1997 and for the year then ended by investment fund are as follows:

           Statement of Net Assets Available for Plan Benefits by Fund

                                                                                Participant Directed
                                                             ----------------------------------------------------
                                                                  Stable              Equity          Participant
                                                                Value Fund             Fund            Loan Fund
                                                                ----------             ----            ---------
Assets:
     Investments:
        Mutual funds                                         $           -            22,391,793                  -
        Guaranteed investment contracts                         33,627,717                     -                  -
        Mohawk Industries, Inc. common stock                             -                     -                  -
        Money market funds                                         392,330               224,266                  -
        Loans to participants                                            -                     -          2,546,235
                                                             -------------          ------------      -------------
                                                                34,020,047            22,616,059          2,546,235

     Cash                                                            1,976                     -                  -
     Accrued investment income                                       1,792                 1,047                  -
     Contributions receivable from employer                        110,542                52,157                  -
     Contributions receivable from participants                    375,412               199,767                  -
                                                             -------------          ------------      -------------
                Total assets                                    34,509,769            22,869,030          2,546,235

Liabilities - accounts payable                                      91,310                21,938                  -
                                                             -------------          ------------      -------------

                Net assets available for plan benefits       $  34,418,459            22,847,092          2,546,235
                                                             =============          ============      =============

                                                                            Participant Directed
                                                             ------------------------------------------------------
                                                                Mohawk           Balanced            Index
                                                              Stock Fund           Fund              Fund
                                                              ----------           ----              ----
Assets:
     Investments:
        Mutual funds                                         $            -         2,119,448         1,985,222
        Guaranteed investment contracts                                   -                 -                 -
        Mohawk Industries, Inc. common stock                      7,308,908                 -                 -
        Money market funds                                           62,152            44,369            27,106
        Loans to participants                                             -                 -                 -
                                                             --------------         ---------         ---------
                                                                  7,371,060         2,163,817         2,012,328

     Cash                                                            60,007            (3,516)                -
     Accrued investment income                                          298               115               105
     Contributions receivable from employer                          17,604             5,664             5,431
     Contributions receivable from participants                      60,680            25,754            28,520
                                                             --------------         ---------         ---------
                Total assets                                      7,509,649         2,191,834         2,046,384

Liabilities - accounts payable                                       18,154            10,349             5,358
                                                            ----------------        ---------         ---------

                Net assets available for plan benefits      $     7,491,495         2,181,485         2,041,026
                                                            ================        =========         =========

                                                                              Participant Directed
                                                            ---------------------------------------------------
                                                             International
                                                                  Fund              Total
                                                                  ----              -----
Assets:
     Investments:
        Mutual funds                                        $    559,234            27,055,697
        Guaranteed investment contracts                                -            33,627,717
        Mohawk Industries, Inc. common stock                           -             7,308,908
        Money market funds                                         9,040               759,263
        Loans to participants                                          -             2,546,235
                                                            ------------            ----------
                                                                 568,274            71,297,820

     Cash                                                          3,517                61,984
     Accrued investment income                                        29                 3,386
     Contributions receivable from employer                        1,775               193,173
     Contributions receivable from participants                    8,543               698,676
                                                            ------------            ----------
                Total assets                                     582,138            72,255,039

Liabilities - accounts payable                                     5,443               152,552
                                                            ------------            ----------

                Net assets available for plan benefits      $    576,695            72,102,487
                                                            ============            ==========

                                                                     (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


    Statement of Changes in Net Assets Available for Plan Benefits by Fund

                                                                                         Participant Directed
                                                                   ---------------------------------------------------------
                                                                        Stable              Equity          Participant
                                                                      Value Fund             Fund            Loan Fund
                                                                      ----------             ----            ---------
Additions:
     Investment income:
        Interest and dividends                                   $         2,633,360             71,111            219,636
        Net appreciation in fair value of investments:
            Mutual funds                                                           -          5,388,937                  -
            Mohawk Industries, Inc. common stock                                   -                  -                  -
        Contributions from employer                                        1,197,474            604,386                  -
        Contributions from participants                                    3,583,997          2,058,425                  -
                                                                   ------------------  -----------------  -----------------
                Total additions                                            7,414,831          8,122,859            219,636
                                                                   ------------------  -----------------  -----------------

Deductions:
     Participants' benefits                                                2,981,944          1,837,998            261,879
     Administrative expenses                                                  24,574                  -                  -
                                                                   ------------------  -----------------  -----------------
                Total deductions                                           3,006,518          1,837,998            261,879
                                                                   ------------------  -----------------  -----------------

Fund transfers                                                            (2,369,442)          (245,691)           145,994
                Increase in net assets available
                    for plan benefits                                      2,038,871          6,039,170            103,751

Net assets available for plan benefits at beginning                       32,379,588         16,807,922          2,442,484
                                                                   ------------------  -----------------  -----------------
     of year

Net assets available for plan benefits at end of year           $         34,418,459         22,847,092          2,546,235
                                                                   ==================  =================  =================


                                                                                   Participant Directed
                                                                 -----------------------------------------------------
                                                                      Mohawk           Balanced            Index
                                                                    Stock Fund           Fund              Fund
                                                                    ----------           ----              ----
Additions:
     Investment income:
        Interest and dividends                                              5,827            28,776            16,820
        Net appreciation in fair value of investments:
            Mutual funds                                                        -            23,628            91,944
            Mohawk Industries, Inc. common stock                        2,731,782                 -                 -
        Contributions from employer                                       222,763            20,514            20,280
        Contributions from participants                                   797,928            80,317            89,120
                                                                 ----------------- -----------------  ----------------
                Total additions                                         3,758,300           153,235           218,164
                                                                 ----------------- -----------------  ----------------

Deductions:
     Participants' benefits                                               598,161                15             1,374
     Administrative expenses                                                    -                 -                 -
                                                                 ----------------- -----------------  ----------------
                Total deductions                                          598,161                15             1,374
                                                                 ----------------- -----------------  ----------------

Fund transfers                                                         (1,923,550)        2,028,265         1,824,236
                Increase in net assets available
                    for plan benefits                                   1,236,589         2,181,485         2,041,026

Net assets available for plan benefits at beginning                     6,254,906                 -                 -
                                                                 ----------------- -----------------  ----------------
     of year

Net assets available for plan benefits at end of year                   7,491,495         2,181,485         2,041,026
                                                                 ================= =================  ================

                                                                          Participant Directed
                                                                -------------------------------------
                                                                    International
                                                                       Fund              Total
                                                                       ----              -----
Additions:
     Investment income:
        Interest and dividends                                              8,333          2,983,863
        Net appreciation in fair value of investments:
            Mutual funds                                                  (17,994)         5,486,515
            Mohawk Industries, Inc. common stock                                -          2,731,782
        Contributions from employer                                         6,725          2,072,142
        Contributions from participants                                    39,555          6,649,342
                                                                 ----------------- ------------------
                Total additions                                            36,619         19,923,644
                                                                 ----------------- ------------------

Deductions:
     Participants' benefits                                                   112          5,681,483
     Administrative expenses                                                    -             24,574
                                                                 ----------------- ------------------
                Total deductions                                              112          5,706,057
                                                                 ----------------- ------------------

Fund transfers                                                            540,188                  -
                Increase in net assets available
                    for plan benefits                                     576,695         14,217,587

Net assets available for plan benefits at beginning                             -         57,884,900
                                                                 ----------------- ------------------
     of year

Net assets available for plan benefits at end of year                     576,695         72,102,487
                                                                 ================= ==================

                                                                     (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

          Statement of Net Assets Available for Plan Benefits by Fund

             The net assets available for plan benefits at December 31, 1996 by investment fund are as follows:

                                                                         Participant Directed
                                                    --------------------------------------------------------------
                                                    Interest Rate
                                                      Contract       Equity    Participant    Mohawk
                                                        Fund          Fund        Loans     Stock Fund    Total
                                                    -------------  ----------  -----------  ----------  ----------
   Assets:
     Investments:
       Common trust fund                              $         -  16,271,095            -           -  16,271,095
       Group annuity contracts                         32,122,563           -            -           -  32,122,563
       Mohawk Industries, Inc. common stock                     -           -            -   6,196,168   6,196,168
       Money market funds                                       -     258,980            -           -     258,980
       Loans to participants                                    -           -    2,442,484           -   2,442,484
                                                       ----------  ----------    ---------   ---------  ----------
                                                       32,122,563  16,530,075    2,442,484   6,196,168  57,291,290
                                                       ----------  ----------    ---------   ---------  ----------

     Accrued investment income                                445       1,312            -         194       1,951
     Contributions receivable from employer                98,620      45,283            -      18,379     162,282
     Contributions receivable from participants           297,960     281,341            -      52,766     632,067
                                                      -----------  ----------    ---------   ---------  ----------
          Total assets                                 32,519,588  16,858,011    2,442,484   6,267,507  58,087,590

   Liabilities - accounts payable                         140,000      50,089            -      12,601     202,690
                                                      -----------  ----------    ---------   ---------  ----------
          Net assets available for plan benefits      $32,379,588  16,807,922    2,442,484   6,254,906  57,884,900
                                                      ===========  ==========    =========   =========  ==========

                                                                     (Continued)

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


(5)    Income Tax Status
       -----------------

       The Internal Revenue Service made a favorable ruling on the application for determination of qualification submitted by the Company in May 1992. The Plan has been amended since receiving the determination letter and the Plan has filed an application for an updated determination letter. The administrative committee of the Plan is not aware of any course of action or series of events that might adversely affect the Plan's qualification under Section 401(a) of the Internal Revenue Code, and under which the Plan would be subject to tax under present income tax law.

(6)   Plan Termination
      ----------------

      While it is the Company's intention to continue the Plan indefinitely, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and the Plan agreement.

                                                                      Schedule 1
                                                                      ----------

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

          Item 27a -- Schedule of Assets Held for Investment Purposes

                                December 31, 1997

                                                                                                                    Current
           Identity of the issuer                        Description                                Cost            value
           ----------------------                        -----------                                ----            -------
Mutual funds:
      STI Capital Growth Fund*                1,533,684 mutual fund units                         $   24,813,319    22,391,793
      Dodge & Cox Balanced Fund               31,738 mutual fund units                                 2,190,776     2,119,448
      Vanguard Index Trust Fund               22,041 mutual fund units                                 1,905,500     1,985,222
      Templeton Foreign Fund                  56,204 mutual fund units                                   595,738       559,234

Guaranteed investment contracts:
      Commonwealth Life                       Guaranteed Investment Contract due March 31,
                                                  1998 at 5.21%                                        3,097,703     3,097,703
      Sunlife of America                      Guaranteed Investment Contract due March 31,
                                                  1998 at 6.20%                                        3,424,172     3,424,172
      New York Life                           Guaranteed Investment Contract due April 1,
                                                  2000 at 7.35%                                        6,767,385     6,767,385
      CNA Insurance                           Guaranteed Investment Contract due April 2,
                                                  2001 at 6.43%                                        2,470,366     2,470,366
      CNA Insurance                           Guaranteed Investment Contract due April 2,
                                                  2002 at 7.15%                                        3,586,636     3,586,636
      Travelers Insurance Company             Guaranteed Investment Contract due April 1,
                                                  2002 at 7.03%                                        2,337,866     2,337,866
      Prudential Insurance                    Guaranteed Investment Contract due March 31,
                                                  1998 at rates from 6.0% to 7.5%                      3,203,984     3,203,984
      John Hancock Life                       Guaranteed Investment Contract due April 2,
                                                  2002 at 7.0%                                         5,973,209     5,973,209
      Met Life                                Guaranteed Investment Contract due April 1,
                                                  1999 at 7.06%                                        2,766,396     2,766,396

Mohawk Industries, Inc. - common
      stock*                                  333,162 shares of common stock                           3,375,913     7,308,908
Money Market Funds - Trustee*                 Money Market Fund                                          759,263       759,263
Loans to participants                         (1)                                                      2,546,235     2,546,235
                                                                                                      ----------    ----------

      Total                                                                                       $   69,814,461    71,297,820
                                                                                                      ==========    ==========

*SunTrust Bank, Trustee, and Mohawk Industries, Inc. are parties-in-interest to the Plan.

(1) Loans are consummated at a fixed rate (then current current prime rate plus 1%) for terms up to four years or 20 years for a residence.

                                                                      SCHEDULE 2
                                                                      ----------

               MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN

              Item 27d - Schedule of Reportable Transactions (A)

                         Year ended December 31, 1997

                                                                                                        Expenses
                                                                     Purchase           Selling       incurred with     Cost of
                Description                                            price             price         transaction       asset
                -----------                                            -----             -----         -----------       -----
Principal Mutual Life Guaranteed Investment Contract            $       73,025                N/A           -            73,025
Principal Mutual Life Guaranteed Investment Contract                       N/A          4,110,221           -         4,110,221

CNA Insurance Guaranteed Investment Contract                         3,781,183                N/A           -         3,781,183
CNA Insurance Guaranteed Investment Contract                               N/A            193,868           -           193,868

John Hancock Life Guaranteed Investment Contract                     6,296,125                N/A           -         6,296,125
John Hancock Life Guaranteed Investment Contract                           N/A            322,916           -           322,916

Confederation Life Guaranteed Investment Contract                      514,155                N/A           -           514,155
Confederation Life Guaranteed Investment Contract                          N/A          2,900,528           -         2,900,528

SunTrust Retirement Reserve Fund*                                    9,174,325                N/A           -         9,174,325
SunTrust Retirement Reserve Fund*                                          N/A          9,146,887           -         9,146,887

STI Capital Growth Fund*                                            26,230,178                N/A           -        26,230,178
STI Capital Growth Fund*                                                   N/A          1,447,546           -         1,447,546

SunTrust Corporate Equity Fund*                                        770,423                N/A           -           770,423
SunTrust Corporate Equity Fund*                                            N/A         21,487,208           -        21,487,208

SunTrust Money Market Funds, Trustee*                               15,694,070                N/A           -        15,694,070
SunTrust Money Market Funds, Trustee*                                      N/A         15,221,225           -        15,221,225

                                                                        Current value
                                                                        of asset on
                                                                        transaction        Net gain
                                                                           date             (loss)
                                                                           ----             ------
Principal Mutual Life Guaranteed Investment Contract                       73,025                -
Principal Mutual Life Guaranteed Investment Contract                    4,110,221                -

CNA Insurance Guaranteed Investment Contract                            3,781,183                -
CNA Insurance Guaranteed Investment Contract                              193,868                -

John Hancock Life Guaranteed Investment Contract                        6,296,125                -
John Hancock Life Guaranteed Investment Contract                          322,916                -

Confederation Life Guaranteed Investment Contract                         514,155                -
Confederation Life Guaranteed Investment Contract                       2,900,528                -

SunTrust Retirement Reserve Fund*                                       9,174,325                -
SunTrust Retirement Reserve Fund*                                       9,146,887                -

STI Capital Growth Fund*                                               26,230,178                -
STI Capital Growth Fund*                                                1,478,233           30,687

SunTrust Corporate Equity Fund*                                           770,423                -
SunTrust Corporate Equity Fund*                                        31,110,828        9,623,620

SunTrust Money Market Funds, Trustee*                                  15,694,070                -
SunTrust Money Market Funds, Trustee*                                  15,221,225                -


*SunTrust Bank is a party-in-interest to the Plan.

(A) Represents transactions or a series of transactions in securities of the same issue or with the same person in excess of 5% of the current value of the Plan's assets as of the beginning of the year.